                           SCHEDULE 14A INFORMATION

                                (RULE 14a-101)
                           SCHEUDLE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               KOO KOO ROO, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: Not Applicable

     (2) Aggregate number of securities to which transaction applies: Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable

     (4) Proposed maximum aggregate value of transaction:  Not Applicable

     (5) Total fee paid:  Not Applicable

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               KOO KOO ROO, INC.
                         11075 Santa Monica Boulevard
                                   Suite 225
                        Los Angeles, California  90025



April 14, 1998


Dear Stockholder:

     Enclosed is a Notice and Proxy Statement of Koo Koo Roo, Inc. in connection with action to be taken by the Company's stockholders without a meeting. Also enclosed is a Consent Card and pre-addressed return envelope.

     Your vote is important to the Company and the Company's Board of Directors encourages you to complete and return your Consent Card in the enclosed envelope as promptly as possible and, in any event, prior to May 20, 1998.

                                           Sincerely,

                                           /s/ A. William Allen

                                           A. WILLIAM ALLEN
                                           Chief Executive Officer

                               KOO KOO ROO, INC.
                          11075 SANTA MONICA BOULEVARD
                                   SUITE 225
                         LOS ANGELES, CALIFORNIA 90025

                             -----------------------

                           NOTICE AND PROXY STATEMENT
                   FOR ACTION TO BE TAKEN BY WRITTEN CONSENT
                      IN LIEU OF A MEETING OF STOCKHOLDERS

To Our Stockholders:

     Attached hereto is a Proxy Statement (the "Proxy Statement") which solicits the written consent of the stockholders of Koo Koo Roo, Inc., a Delaware corporation (the "Company"), for the following action:

          To amend the Company's Certificate of Incorporation to increase the authorized shares of common stock, par value $.01 per share (the "Common Stock"), from 50,000,000 to 75,000,000 shares (the "Amendment").


     THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT, DEEMS IT ADVISABLE AND RECOMMENDS THAT STOCKHOLDERS APPROVE IT. This proposed Amendment is described in detail in the Proxy Statement attached to this notice and incorporated herein by this reference.

     Substantially all of the 50,000,000 shares presently authorized have been issued. Accordingly, rather than deferring consideration of the Amendment to the next annual meeting of stockholders or incurring the expense of a special meeting, the Board of Directors believes that it is in the best interests of the Company and its stockholders to solicit such approval as of the earliest possible date. In order to accomplish this objective, the Board of Directors is hereby soliciting the approval of the Amendment by stockholders by written consent, in lieu of a meeting of stockholders.

                                        By Order of the Board of Directors

                                                  /s/ Ronald D. Garber

                                                  RONALD D. GARBER
                                                      Secretary

Los Angeles, California

April 14, 1998

--------------------------------------------------------------------------------
IN ORDER TO ENSURE YOUR REPRESENTATION IN THE ACTION TO BE TAKEN BY WRITTEN CONSENT, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED CONSENT CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).
--------------------------------------------------------------------------------

                               KOO KOO ROO, INC.
                          11075 SANTA MONICA BOULEVARD
                                   SUITE 225
                         LOS ANGELES, CALIFORNIA 90025

                              ---------------------

                                PROXY STATEMENT
                   FOR STOCKHOLDER ACTION BY WRITTEN CONSENT

                              ---------------------


     This Proxy Statement is furnished to the stockholders by the Board of Directors of Koo Koo Roo, Inc., a Delaware corporation (the "Company"), for solicitation of the written consent of stockholders to approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 50,000,000 to 75,000,000 shares (the "Amendment"). It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed Consent Card will commence on or about April 16, 1998. The procedure for indicating approval of the Amendment is described in detail in this Proxy Statement.

                              GENERAL INFORMATION

BACKGROUND

     Substantially all of the 50,000,000 shares presently authorized have been issued. Accordingly, rather than deferring consideration of the Amendment to the next annual meeting of stockholders or incurring the expense of a special meeting, the Board of Directors believes that it is in the best interests of the Company and its stockholders to solicit such approval as of the earliest possible date. In order to accomplish this objective, the Board of Directors is hereby soliciting the approval of the Amendment by stockholders by written consent, in lieu of a meeting of stockholders.

VOTING SHARES AND VOTING RIGHTS


     Stockholders of record at the close of business on March 31, 1998 (the "Record Date") are entitled to approve the Amendment. There were 49,850,000 shares of Common Stock of the Company issued and outstanding on that date (net of treasury shares). Each share of the Common Stock is entitled to one vote. The Amendment must be approved by the holders of a majority of the outstanding shares of the Common Stock of the Company.

     The beneficial ownership of the Company's Common Stock by certain stockholders and by each of the Company's directors, certain of its most highly-compensated executive officers and all executive officers and directors as a group is set forth below under "Beneficial Ownership of Principal Stockholders, Directors and Executive Officers."

     Under the Company's Restated Certificate of Incorporation and Bylaws and pursuant to applicable Delaware law, any action which may be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The matter being considered by the stockholders is being submitted for action by written consent, rather than by votes cast at a meeting. The text of the Amendment being submitted for stockholder adoption by written consent is set forth in full under "Proposed Amendment to the Company's Restated Certificate of Incorporation." The Amendment will be deemed to have been approved upon receipt by the Company of Consent Cards which have not previously been revoked representing the approval of a majority of the shares of Common Stock issued and outstanding on the Record Date, provided that such approval is received on or prior to May 20, 1998 (the "Termination Date"). If, however, sufficient written consents have not been received by the Termination Date, the Company reserves the right to extend the solicitation of written consents made hereby except that, under Delaware law, such solicitation may not be extended past May 30, 1998. Any election to extend this consent solicitation will be made by the Company by news release or other similar public announcement. The date on which the Amendment is deemed approved hereunder is referred to as the "Effective Date."

     Stockholders are being requested to indicate approval of the Amendment by executing the enclosed Consent Card and by checking the box which corresponds to the action the stockholder wishes to take. Failure to check any of the boxes will, if the Consent Card has been signed, constitute approval of the Amendment. The text of the Amendment has not been set out on the Consent Card itself because of space limitations. Nevertheless, signing and indicating approval on the Consent Card will be deemed to be written consent to the approval of the Amendment. Consent Cards that reflect abstentions will be treated as voted for purposes of determining the approval of the Amendment and will have the same effect as a vote against the Amendment; Consent Cards that reflect "broker non-votes" will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against the Amendment.

     Execution of the Consent Card will constitute your approval, as a stockholder of the Company, of the Amendment. Stockholders who do not consent to the approval of the Amendment by execution of the Consent Card will nonetheless be bound by the Amendment if sufficient written consents are received by the Company to approve such Amendment as set forth above. No dissenters or similar rights apply to stockholders who do not approve the Amendment.


     The Company will pay the entire cost of the preparation and mailing of this Proxy Statement and all other costs of this solicitation. Following the initial mailing of this Proxy Statement, the Company and its agents may also solicit proxies by mail, telephone, facsimile or in person; employees of the Company who assist in such activities will not receive additional compensation in connection therewith. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses incurred by them in sending proxy materials to stockholders. The Company has retained ChaseMellon Shareholder Services, LLC to assist in the solicitation of proxies at an estimated cost of $7,500, plus expenses.

     The Company's principal executive offices are located at 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025; its telephone number is
(310) 479-2080

DELIVERY OF WRITTEN CONSENTS

     The Board of Directors requests that each stockholder complete, sign, date and mail or deliver the Consent Card to ChaseMellon Shareholder Services, LLC at the following address:


                    ChaseMellon Shareholder Services, LLC
                    Proxy Processing
                    Church Street Station
                    P.O. Box 1570
                    New York, New York 10277-1570

An addressed envelope is provided for your convenience in returning the Consent Card. YOUR VOTE IS IMPORTANT. ACCORDINGLY, THE CONSENT CARD PROVIDED WITH THIS PROXY STATEMENT SHOULD BE RETURNED AS SOON AS POSSIBLE AND, IN ANY EVENT, PRIOR TO MAY 20, 1998. DO NOT SEND CONSENT CARDS TO THE COMPANY.

REVOCATION OF WRITTEN CONSENTS

     Any Consent Card executed and delivered by a stockholder may be revoked by delivering written notice of such revocation prior to the Effective Date to the Company at the address set forth below:

                    Koo Koo Roo, Inc.
                    11075 Santa Monica Boulevard
                    Suite 225
                    Los Angeles, California 90025
                    Attention:  Secretary

Consent Cards may not be revoked after the Effective Date.

NOTICE OF EFFECTIVENESS OF AMENDMENT

     If the Amendment is approved by stockholders and the Effective Date occurs, the Company will promptly give notice thereof to all stockholders who have not consented in writing to the extent required by Section 228(d) of the Delaware General Corporation Law.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of March 31, 1998 with respect to the beneficial ownership of the Company's Common Stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers (as defined below) and (iv) all executive officers and directors of the Company as a group. As of March 31, 1998, 49,850,000 shares of Common Stock were issued and outstanding.



     NAME AND ADDRESS(1)                     NUMBER OF SHARES OWNED(2)                            PERCENT OF CLASS
     -------------------                     -------------------------                            ----------------


     A. William Allen                                          --- (4)                                   *

     Mel Harris                                                ---                                       *

     Lee A. Iacocca                                        309,000 (5)(4)                                *

     Robert F. Kautz                                           ---                                       *

     Don Wohl                                                  ---                                       *

     Ronald D. Garber                                      151,000 (6)(4)                                *

     John Kaufman                                          100,660 (7)(4)                                *

     William M. McKay                                          ---                                       *

     Kenneth Berg                                        2,094,116 (3)(4)                                4.2%

     All Directors                                          560,660                                      1.2%
     and Named Executive Officers
     as a Group (8 persons)

______________________
*  Represents less than 1% of the outstanding Common Stock.

(1) The address of A. William Allen, John Kaufman, Ronald D. Garber and Kenneth Berg is in care of the Company, 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025. The address of Mr. Iacocca is 1440 South Sepulveda Blvd., Third Floor, Los Angeles, California 90025. The address of Mr. Wohl is 1800 Avenue of the Stars, Suite 1114, Los Angeles, California 90067. The address of Mr. Harris is 10800 Biscayne Boulevard, Penthouse Floor, North Miami, Florida 33161. The address of Mr. Kautz is 1333 Second Street, First Floor, Santa Monica, California 90401.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities

                                              (footnotes continued on next page)
     that can be acquired by such person within 60 days of a specified date as provided for in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Each beneficial owner's percentage is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of the above table have been exercised. Further, the amounts do not give effect to any conversion of outstanding shares of the Company's Series A Convertible Preferred Stock or Series B Convertible Preferred Stock because the number of shares of Common Stock deemed to be beneficially owned by such persons cannot be estimated, although such ownership, if any, is indicated in the footnotes to the table. The number of shares of Common Stock issuable is dependent on future trading prices of the Common Stock, and the conversion formulas applicable to the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, as applicable, at the time of conversion. As of the date of the table, there were outstanding 440 shares of Series A Convertible Preferred Stock and 21,723 shares of Series B Convertible Preferred Stock.

(3) Kenneth Berg's holdings include: (a) 830,000 shares of Common Stock in respect of which Mr. Berg has only the right to vote pursuant to a proxy, and over which he does not possess any control over disposition and transfer (Mr. Berg disclaims beneficial ownership of such shares); and (b) 400,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

(4) Excludes shares of Common Stock issuable upon exercise of options, none of which are exercisable within 60 days of the date of the table.

(5) Includes 250,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

(6) Includes 150,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

(7) Includes 100,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

                      PROPOSED AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION


GENERAL

     The Board has approved, deems it advisable and recommends that the stockholders approve the Amendment which would amend the Company's Certificate of Incorporation to increase the authorized shares of Common Stock to 75,000,000 shares. Authorizing the Company to issue more shares than currently authorized by the Restated Certificate of Incorporation will not affect any substantive rights, powers or privileges of holders of shares of Common Stock, except to the extent such holders are diluted, pro rata, by the issuance of additional shares of Common Stock.

     As of March 31, 1998, 49,850,000 shares of Common Stock were issued and outstanding. In addition, as of such date the Company had issued and outstanding 440 shares of its Series A Convertible Preferred Stock, and warrants to acquire shares of Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock Warrants"), 21,723 shares of its Series B Convertible Preferred Stock, and warrants to acquire shares of Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock Warrants"). The Company also had issued and outstanding options and warrants to purchase 5,787,487 shares of Common Stock at an average exercise price of $3.00 per share, of which options to purchase 3,498,811 shares at an average price of $4.03 per share were exercisable.

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED

     If the stockholder approval sought hereby is not obtained, the Company will be prohibited under its Certificate of Incorporation from issuing more than 150,000 shares of Common Stock in respect of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and the outstanding options to purchase and warrants exercisable into shares of Common Stock (based on the number of shares of Common Stock issued and outstanding on March 31,
1998). Unless the approval sought hereby is granted, the Company will not be able to issue shares of Common Stock to satisfy any obligations it has to existing holders of convertible preferred stock, options and warrants. In such event, the holders of shares of convertible preferred stock, options and warrants would have the right to seek legal remedies as a result of the inability to convert or exercise, as the case may be, such securities into shares of Common Stock. Such remedies could include the payment of cash in an amount equal to the value of the shares of Common Stock issuable upon the exercise or conversion of such securities, as applicable, less the additional consideration, if any, required to be paid by the holder thereof or the requirement that the Company issue additional shares of Common Stock. There can be no assurance that the Company will have available the cash resources to satisfy any such obligations. Among other things, the Company would be prohibited from issuing shares of Common Stock, or securities convertible into or exercisable for Common Stock, to finance any such obligations or otherwise to provide working capital. If the Company were obligated to make cash payments to the holders of shares of the convertible preferred stock, options or warrants, such payments could have a material adverse effect on the Company's financial position and its ability to execute its growth plan.

     As noted above, the exact number of shares issuable upon conversion of the remaining shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock cannot currently be estimated. Assuming a market price of $3.125 per share (the last sale price per share on March 31, 1998 as reported by Nasdaq), however, the Company's remaining liability would be to issue approximately 1,900,000 shares of Common Stock in respect of the convertible preferred stock (assuming no adjustment is required due to any delay in issuing such shares). The current holders of Common Stock will be diluted by the conversion of such shares and may be very substantially diluted depending on the future market price of the Common Stock. See "Effects of Amendment on Holders of Common Stock."

EFFECTS OF THE AMENDMENT ON HOLDERS OF COMMON STOCK

     The Amendment will have no effect on the rights or privileges of existing holders of Common Stock except to the extent that the interest of each such stockholder in the economic results and voting rights of the Company are diluted pro rata based on the number of shares owned by existing stockholders prior to any issuance.

     The exact number of shares issuable upon full conversion of the remaining shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock cannot currently be estimated but, generally, the number of shares of Common Stock issuable upon full conversion of such shares will vary inversely with the market price of the Common Stock. The number of shares of Common Stock issuable in connection with the Series A Convertible Preferred Stock, including the shares of Series A Convertible Preferred Stock issuable upon the conversion of the Series A Convertible Preferred Stock Warrants, and the Series B Convertible Preferred Stock, including the shares of Series B Convertible Preferred Stock issuable upon the conversion of the Series B Convertible Preferred Stock Warrants, is not a linear function of the market price of the Common Stock. The number of shares issuable will increase at an increasing rate as such market price decreases (and decrease at a decreasing rate as such market price increases, subject to the maximum conversion price per share used in connection with conversion of Series A Convertible Preferred Stock of $3.8566 per share) relative to a given assumed market price. Assuming a market price per share of Common Stock of $3.125, the last sale price per share as reported by Nasdaq on March 31, 1998 and the low trade in the previous five trading days of $1.56, the Company would have been obligated to issue approximately 1,900,000 shares of Common Stock to satisfy the conversion rights of the holders of the remaining outstanding shares of convertible preferred stock. The current holders of Common Stock will be diluted by additional conversions of convertible preferred stock. On April 13, 1998, the last sales price of the Common Stock on the Nasdaq National Market was $2.875 per share. The information presented above is not intended to constitute a prediction as to the future market price of the Common Stock or as to the number of shares of Common Stock which will be issued in respect of the remaining convertible preferred stock and related warrants. See "Capital StockPreferred Stock."

     Under applicable Delaware law and the Company's Restated Certificate of Incorporation, the Company's Board of Directors has the authority, without further action by the stockholders, to issue additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. The issuance of additional shares of preferred stock, and shares of Common Stock into which such preferred stock may be converted, may, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, discouraging tender offers for the Company and inhibiting certain equity issuances until substantially all such shares of preferred stock are converted or redeemed. The Company has no present agreement or intention to issue any shares of preferred stock or any of the additional shares of Common Stock to be authorized by the proposed Amendment, except that
(i) as indicated above, the Company has obligations to issue shares of Common Stock under outstanding shares of convertible preferred stock, options and warrants as summarized elsewhere in this Proxy Statement and (ii) the Company has stated in recent reports and public statements that it intends to raise a moderate amount of growth capital in 1998 to achieve its development plans in core markets. As of the date of this Proxy Statement, the Company has not determined what form any such additional capital will take or received commitments from any investors.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     To the knowledge of the Company, no person who presently is or has been a director or executive officer of the Company since January 1, 1997 has an interest in the adoption of the Amendment, except that (i) the Company understands that Mr. Alex Cappello, members of his family and employees of his investment firm hold warrants to acquire shares of Series B Convertible Preferred Stock and (ii) all executive officers and certain directors hold stock options issued by the Company pursuant to plans sponsored by the Company and other arrangements. Each such person may be deemed interested in the approval of the Amendment because such approval is necessary to permit such persons to exercise or convert such securities and receive shares of Common Stock.

NO APPRAISAL OR DISSENTERS' RIGHTS; NO PREEMPTIVE RIGHTS

     Under applicable Delaware law, stockholders are not entitled to any statutory dissenters' rights or appraisal of their shares of Common Stock in connection with the Amendment. Existing stockholders have no preemptive rights in respect of any of the securities to be issued upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, or any other securities issuances by the Company.

VOTE REQUIRED

          Stockholder approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT.

Form of Amendment

     As so amended, the first sentence of Article IV of the Restated Certificate of Incorporation would read as set forth below:

          The total number of shares of stock which the Corporation shall have authority to issue is 80,000,000, consisting of 5,000,000 shares of preferred stock, par value $.01 per share (hereinafter referred to as "Preferred Stock"), and 75,000,000 shares of common stock, par value $.01 per share (hereinafter referred to as "Common Stock").

     The Amendment will be deemed to have been approved upon receipt by the Company on or prior to the Termination Date of Consent Cards which have not previously been revoked representing the approval of a majority of the shares of Common Stock issued and outstanding on the Record Date.

                          DESCRIPTION OF CAPITAL STOCK


          The Company's Certificate of Incorporation, as amended, authorizes the issuance of 55,000,000 shares of capital stock, of which 50,000,000 shares are designated as Common Stock, par value $0.01 per share, and 5,000,000 shares are designated as Preferred Stock, par value $0.01 per share, 1,350,000 of which have been designated as shares of Series A Convertible Preferred Stock and 400,000 of which have been designated as Series B Convertible Preferred Stock. As of March 31, 1998, approximately 49,850,000 shares of Common Stock, 440 shares of Series A Convertible Preferred Stock and 21,723 shares of Series B Convertible Preferred Stock were issued and outstanding.
COMMON STOCK

          Holders of Common Stock are entitled to one vote for each share of Common Stock on all matters submitted to a vote of stockholders. There are no cumulative voting rights. The rights, privileges and preferences of the holders of Common Stock are subject to the rights of the holders of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and of any shares of Preferred Stock that may be designated and issued by the Company in the future. Subject to the restrictions contained in Preferred Stock issued by the Company, holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of legally available funds. Upon any liquidation, dissolution or winding up of the Company, subject to the rights of holders of shares of Preferred Stock, holders of Common Stock are entitled to share pro rata in any distribution to the stockholders. Holders of Common Stock do not have preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

PREFERRED STOCK

          The Company's Board of Directors, without the approval of the holders of the Common Stock, is authorized to designate for issuance up to 5,000,000 shares of Preferred Stock, in such series and with such rights, privileges and preferences as the Board of Directors may from time to time determine. As of the date of this Prospectus, 1,350,000 of such shares have been designated as Series A Convertible Preferred Stock and 400,000 of such shares have been designated as Series B Convertible Preferred Stock, 29,000 of which are subject to Series B Convertible Preferred Stock Warrants.

  Series A Convertible Preferred Stock

          Each share of Series A Convertible Preferred Stock is entitled to receive dividends, payable quarterly, at the rate of 5% per annum in preference to any payment made on any other shares of capital stock of the Company. Any dividend payable commencing more than 90 days after the date of issuance of the Series A Convertible Preferred Stock may be paid, at the option of the Company, either (i) in cash or (ii) upon proper notice, in additional shares of Common Stock if such shares have been registered for resale under the Securities Act. If a dividend is paid in Common Stock, the shares to be issued as a dividend shall be valued at the average of the daily means between the low trading price and the closing price of the Common Stock over the three consecutive trading days prior to the related dividend record date. Each share of Series A Convertible Preferred Stock is also entitled to a liquidation preference of $25.00 per share, plus any accrued but unpaid dividends, in preference to any other class or series of capital stock of the Company. Except as otherwise provided by applicable law, holders of shares of Series A Convertible Preferred Stock have no voting rights.

          The number of shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock will equal the liquidation preference of the shares being converted divided by the then-effective conversion price applicable to the Common Stock (the "Series A Conversion Price"). The Series A Conversion Price, as of any date, shall be the lesser of
(a) $3.8566 (representing 71% of the average of the daily means between the low trading price of the Common Stock and the closing price of the Common Stock for all the trading days during the 13th month following the date of issue) or (b) 71% of the average of the daily means between the low trading price and the closing price of the Common Stock during the three days immediately preceding the date of conversion. The Series A Conversion Price is at all times also subject to adjustment for customary anti-dilution events such as stock splits, stock dividends, reorganizations and certain mergers affecting the Common Stock. The shares of Series A Convertible Preferred Stock were originally issued in March 1996.

          The Series A Convertible Preferred Stock may be redeemed in whole or in part at any time beginning 14 months after the date of issuance, on at least 30 days' notice, at a redemption price equal to $25.00 per share plus accrued and unpaid dividends if (i) the average closing price of the Common Stock for the 20 consecutive trading days prior to the date of such notice exceeds $18.00 per share and (ii) the shares of Common Stock issuable upon conversion are subject to an effective resale registration statement under the Securities Act or may otherwise be sold pursuant to Rule 144(k) under such act. Further, the Company may require holders of Series A Convertible Preferred Stock to convert such shares into shares of Common Stock if the Company sells Common Stock for cash in a registered underwritten public offering and the underwriters agree to sell all shares of Common Stock that holders of Series A Convertible Preferred Stock desire to sell in the offering. In such event, the conversion price for such shares will be the public offering price, less the underwriters' gross spread, reduced by 29%.

          The exact number of shares issuable upon conversion of all of the Series A Convertible Preferred Stock and offered hereby cannot currently be estimated but, generally, such issuances of Common Stock will vary inversely with the market price of the Common Stock, subject to the maximum Conversion Price applicable to the Series A Convertible Preferred Stock set forth above. The terms of the Series A Convertible Preferred Stock do not provide for any limit on the number of shares of Common Stock which the Company may be required to issue in respect thereof.

  Series B Convertible Preferred Stock

          Each share of Series B Convertible Preferred Stock is entitled to receive dividends, payable quarterly on November 1, February 1, May 1 and August 1 of each year, when and as declared by the Company's Board of Directors, at the rate of 6% per annum in preference to any payment made on any shares of Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series B Convertible Preferred Stock. Any dividend payable after the date of issuance of the Series B Convertible Preferred Stock may be paid, at the option of the Company, either (i) in cash or (ii) upon proper notice, in additional shares of Series B Convertible Preferred Stock valued at $100.00 per share, if (1) the shares of Common Stock issuable upon conversion of such Series B Convertible Preferred Stock have been registered for resale under the Securities Act and the registration statement, including the prospectus with respect to such shares of Common Stock, remains in effect at the date of the delivery of such shares of Series B Convertible Preferred Stock or (2) such shares of Common Stock may be sold pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"). Each share of Series B Convertible Preferred Stock is also entitled to a liquidation preference of $100.00 per share, plus any accrued but unpaid dividends, in preference to any other class or series of capital stock of the Company, other than the Series A Convertible Preferred Stock and any other class or series of capital stock which is entitled to priority over the Series B Convertible Preferred Stock. Except as otherwise provided by applicable law, holders of shares of Series B Convertible Preferred Stock have no voting rights.

          The number of shares of Common Stock issuable upon conversion of shares of Series B Convertible Preferred Stock will equal the liquidation preference of the shares being converted divided by the then-effective conversion price applicable to the Common Stock (the "Conversion Price"). The Conversion Price through April 1998 shall be the lowest trading price of the Common Stock during the five trading days immediately preceding the date of conversion, reduced by the Applicable Percentage. The "Applicable Percentage" for conversions of Series B Preferred Stock during March or April 1998 are 22% and 25%, respectfully. At any date more than fourteen months after the date of issuance, the Conversion Price will be the lesser of (a) 75% of the average of the daily means between the low trading price of the Common Stock and the closing price of the Common Stock for all the trading days during the 14th month or (b) 75% of the average of the daily means between the low trading price and the closing price of the Common Stock during the five trading days immediately preceding the date of conversion (the "Conversion Cap"). The terms of the Series B Convertible Preferred Stock do not provide for any limit on the number of shares of Common Stock which the Company may be required to issue in respect thereof. The Conversion Price is at all times also subject to adjustment for customary anti-dilution events such as stock splits, stock dividends, reorganizations and certain mergers affecting the Common Stock. On February 27, 2000, all of the then outstanding shares of Series B Convertible Preferred Stock will be automatically converted into shares of Common Stock at the then-applicable Conversion Price. Notwithstanding the foregoing, no holder of Series B Convertible Preferred Stock will be entitled to convert any share of Series B Convertible Preferred Stock into shares of Common Stock if, following such conversion, the holder and its affiliates (within the meaning of the Securities Exchange Act of 1934) will be the beneficial owners (as defined in Rule 13d-3 thereunder) of 10% or more of the outstanding shares of Common Stock.

          In addition, following conversion of the Series B Convertible Preferred Stock into shares of Common Stock, the holders of such shares of Common Stock will be limited on resales of such shares to the greatest of: (i) 10% of the average daily trading volume of the Common Stock for the five trading days preceding any such sale date; (ii) 20,000 shares and (iii) 10% of the trading volume for the Common Stock on the date of any such sale.

PREFERRED STOCK WARRANTS

          In connection with certain 1996 private placement transactions, the Company agreed to issue to the placement agents in the transactions the Series A Convertible Preferred Stock Warrants to purchase 108,000 shares of Series A Convertible Preferred Stock at $25.00 per share (all of which have been exercised) and common stock warrants to purchase 40,500 shares of Common Stock at $7.75 per share. Such warrants are exercisable for a period of five years.

          In connection with the 1997 private placement transactions, the Company agreed to issue to the Placement Agent the Series B Convertible Preferred Stock Warrants to purchase 29,000 shares of Series B Convertible Preferred Stock at $100.00 per share. The Series B Convertible Preferred Stock Warrants will be exercisable for a period of three years from the date of issuance for securities that are substantially identical to the Series B Convertible Preferred Stock. Such warrants have been presented for exercise. The Company will be obligated to register the shares of Common Stock issuable upon exercise and conversion of the Series B Convertible Preferred Stock Warrants for resale under the Securities Act.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60621-2511, or by way of the Commission's Internet address, http://www.sec.gov. Copies of such materials may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                                        By Order of the Board of Directors

                                                 /s/ Ronald D. Garber

                                                 RONALD D. GARBER
                                                    Secretary

Los Angeles, California
April 14, 1998


   -----------------------------------------------------------------------------
   ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING CONSENT CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE AND, IN ANY EVENT, PRIOR TO May 20, 1998.
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------

   THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               KOO KOO ROO, INC.

 CONSENT CARD FOR ACTION BY WRITTEN CONSENT OF STOCKHOLDERS TO BE EFFECTIVE AS
       SET FORTH IN THE PROXY STATEMENT ACCOMPANYING THIS CONSENT CARD.

  Proposed consent resolution to approve and authorize increasing the authorized shares of Common Stock from 50,000,000 to 75,000,000 shares.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL. FAILURE TO CHECK ANY OF THE BOXES WITH RESPECT TO THE PROPOSAL WILL, IF THIS CONSENT CARD HAS BEEN SIGNED AND DATED, CONSTITUTE APPROVAL OF AND CONSENT TO THE ADOPTION OF THE PROPOSAL.

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                          -- FOLD AND DETACH HERE --

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                                                         Please mark
                                                         your votes    [X]
                                                         as indicated


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF PROPOSAL 1.



Item 1--Approval of the           FOR      AGAINST     ABSTAIN
Amendment                         [_]       [_]         [_]



                                              Date:                       , 199
                                                   -----------------------


                                              ---------------------------------
                                               (Signature(s) of Stockholder(s))

                                              (NOTE--Please sign exactly as your
                                              name or names appear on the label.
                                              If more than one name appears, all
                                              persons so designated should sign.
                                              When signing in a representative
                                              capacity, please give your full
                                              title.)

                                              [ ] Please check if you have had a
                                              change of address and print you
                                              new address and phone number
                                              below:

                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------
                                              PLEASE RETURN PROMPTLY IN THE
                                              ENCLOSED ENVELOPE, WHICH REQUIRES
                                              NO POSTAGE IF MAILED IN THE U.S.A.

                                              DO NOT FOLD, STAPLE OR MUTILATE

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                          -- FOLD AND DETACH HERE --